EXHIBIT 10.7

Assignment and Assumption of Equipment Purchase Agreement

This	ASSIGNMENT	AND	ASSUMPTION	OF	EQUIPMENT	PURCHASE	AGREEMENT

(“Assignment”) is entered into as of the ___18th____ day of _____December________, 2006, by and between TDM, L.L.C., a New Jersey limited liability company with an address of 700 Route 173, Bloombury, New Jersey 08804 (“Assignor”) and Pacific Fuel Cell Corp., a Nevada corporation with an address of 131 N. Tustin Avenue, Suite 100, Tustin, California 92780 (“Assignee”). Capitalized terms used but not defined herein shall have the meaning given to them in that certain Equipment Purchase Agreement, dated August 22, 2006, by and between SGL Technic Inc. (“SGL”) and Assignor (“Purchase Agreement”), a copy of which is attached hereto as Exhibit A and incorporated herein.

WHEREAS, Assignor has agreed to assign to Assignee all of its right, title and interest in, to and under the Purchase Agreement and, in exchange, Assignee has agreed to assume Assignor’s obligations and liabilities under the Purchase Agreement.

NOW, THEREFORE, for and in consideration of the sum of Ten and 00/100 Dollars ($10.00) and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, and in further consideration of the mutual covenants and provisions hereinafter set forth, the parties agree as follows:

1.           Assignment. Assignor hereby assigns, grants, conveys and transfers to Assignee, its successors and assigns, all of Assignor’s right, title and interest under the Purchase Agreement from and after the date hereof, on and subject to the terms and conditions as provided in the Purchase Agreement.

2.           Assumption of Liabilities. Assignee hereby assumes all of the obligations, responsibilities, rights and liabilities of Assignor under the Purchase Agreement, on and subject to the terms and conditions as provided in the Purchase Agreement.

3.           Binding on Successors. This Assignment shall be binding upon and inure to the benefit of the parties to this Assignment and their respective legal representatives, successors and assigns.

                   4.           Consent to Assignment. The Purchase Agreement is not assignable by either SGL or the Assignor without the consent of the other party. Therefore, the signature of SGL set forth below shall operate as such consent to this Assignment.

5.           Governing Law. This Assignment shall be construed and governed by the laws of the State of California, without regard to its conflicts of laws principles.

                                                                      [signatures on following page]

              IN WITNESS WHEREOF, the parties executed this instrument as of the day and year set forth above.

ASSIGNOR:

                                                                                                                   TDM, L.L.C.

By: s/Charles Tanzua
Name: Charles Tanzua

Title:

ASSIGNEE:

PACIFIC FUEL CELLS CORP.

By: s/George Suzuki
Name: George Suzuki

Title:  President

AGREED TO AND ACKNOWLEDGED BY:

SGL TECHNIC INC.

By:   s/M.E. Kokosinski

Name:   M.E. Kokosinski

Title:    President

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